As filed with the Securities and Exchange Commission on March 30, 2015

Registration No. 333-202617

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________

Amendment No. 1 to
Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
 _________________________

COMMUNITYONE BANCORP
(Exact name of registrant as specified in its charter)

North Carolina	56-1456589
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1017 E. Morehead Street
Charlotte, NC 28204
(336) 626-8300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
 _________________________
Beth S. DeSimone
Executive Vice President, Corporate Secretary and General Counsel
1017 E. Morehead Street
Charlotte, North Carolina 28204
(980) 819-6213
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement is declared effective, subject to market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D.  or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D.  filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller-reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Larger accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment, which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling shareholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion
Preliminary Prospectus dated March 30, 2015

PROSPECTUS

Common Stock
This prospectus relates to the resale of up to 12,388,411 shares of the common stock, no par value per share (“Common Stock” or “Common Shares”), of CommunityOne Bancorp (the “Company,” “we” or “us”) by certain selling shareholders identified herein, collectively referred to as the Selling Shareholders.
We are registering shares of our Common Stock on behalf of the Selling Shareholders. The Selling Shareholders may sell all or a portion of our Common Stock from time to time, in amounts, at prices and on terms determined at the time of the offering. Our Common Stock may be sold by any means described in the section of this prospectus entitled “Plan of Distribution” beginning on page 5.
We are not offering any shares of our Common Stock for sale under this prospectus and will not receive any proceeds from the sale of our Common Stock by the Selling Shareholders. We have agreed to pay certain expenses related to the registration of the offer and sale of the shares of our Common Stock pursuant to the registration statement of which this prospectus forms a part. Each Selling Shareholder will be responsible for all other costs and expenses in connection with the sale of their shares of our Common Stock, including brokerage commissions or dealer discounts.
Our Common Shares are traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “COB.”
Investing in our securities involves risks. You should read the “Risk Factors” section beginning on page 5 of this prospectus, as well as in any supplements to this prospectus, before investing in our securities.
 The securities offered in the prospectus are not savings or deposit accounts or other obligations of our bank or nonbank subsidiaries and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2015

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process.  Under this shelf registration process, one or more of the Selling Shareholders may, from time to time, use this prospectus to offer and sell, in one or more offerings, up to 12,388,411 Common Shares, as described in this prospectus.
This prospectus provides you with a general description of the securities the Selling Shareholders may offer. A prospectus supplement may also be provided to add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by information in any prospectus supplement.  You should read both this prospectus and any applicable prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information,” and “Information Incorporated by Reference.”
 You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus and any prospectus supplement.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Common Shares covered by this prospectus.  The securities are not being offered in any jurisdiction where the offer or sale is not permitted.
 When we refer to “the Company,” “we,” “us” or “our,” we mean CommunityOne Bancorp, a North Carolina corporation, and our subsidiaries. We refer to CommunityOne Bank, N.A. herein as “our Bank” or “the Bank.”
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information on its public reference room. In addition, our SEC filings are available to the public on the SEC’s web site at http://www.sec.gov, which contains reports, proxies and information statements and other information regarding issuers that file electronically. In addition, our filings are available on the Investor Relations page of our website at http://www.community1.com. The information set forth on our website is not part of this prospectus.
INFORMATION INCORPORATED BY REFERENCE
 The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care.
We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act,” after the date of this prospectus.  These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus). You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.
This prospectus incorporates by reference the documents listed below that we have filed with the SEC, but which have not been included or delivered with this document:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 6, 2015;

•	the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2014, filed with the SEC on March 13, 2015; and

•
the description of our Common Stock set forth in our Registration Statement on Form S-1 filed with the SEC on November 18, 2011, including any amendment or report filed for the purpose of updating such description.

As noted above, our filings are available on the Investor Relations page of our website, http://www.community1.com. The information set forth on our website is not part of or incorporated into this prospectus. We will provide you without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents that are referred to in this prospectus. Requests should be directed to: Pamela Cranford, Investor Relations, CommunityOne Bancorp, 1017 E. Morehead Street, Suite 200, Charlotte, NC, 27204, Tel. (336)-626-8300 or InvestorRelations@community1.com.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
We make statements in this prospectus and the documents incorporated by reference, and we may from time to time make other statements regarding our outlook or expectations for earnings revenues, capital resources, expenses and/or other financial, business or strategic matters regarding of affecting the Company that are forward looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements usually can be identified by the use of forward-looking terminology, such as “believes,” “expects,” or “are expected to,” “plans,” “projects,” “goals,” “estimates,” “may,” “should,” “could,” “would,” “intends to,” “outlook” or “anticipates,” or variations of these and similar words, or by discussions of strategies that involve risks and uncertainties, but are not the exclusive means of identifying such statements.
 Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements and are based on current expectations, estimates and projections about our business, management's beliefs and assumptions made by management. These statements are not guarantees of our future performance or results and involve certain risks, uncertainties and assumptions (“Future Factors”), which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements. Future Factors include, without limitation:

●	our ability to continue to grow our business internally and through acquisition and successful integration of any acquired entities while controlling our costs;
●	having the financial and management resources in the amount, at the times and on the terms required to support our future business;
●
the accuracy of our assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of real estate and other assets, which could affect repayment of such borrowers' outstanding loans;

●	material changes in the quality of our loan portfolio and the resulting credit related losses and expenses;
●	the accuracy of our assumptions relating to the establishment of our allowance for loan losses;
●	adverse changes in the value of real estate in our market areas;
●	adverse changes in the housing markets, or an increase in interest rates, either of which may reduce demand for mortgages;
●	changes in interest rates, spreads on earning assets and interest-bearing liabilities, the shape of the yield curve and interest rate sensitivity
●	a prolonged period of low interest rates;
●	declines in the value of our other real estate owned;
●	the accuracy of our assumptions relating to our ability to use net operating loss carryforwards to reduce future tax payments;
●	the loss of one or more members of executive management and our ability to recruit and retain key lenders and other employees;
●	less favorable general economic conditions, either nationally or regionally; resulting in, among other things, a reduced demand for our credit or other services and thus reduced origination volume;
●	increased competitive pressures in the banking industry or in our markets affecting pricing or product and service offerings;
●	our ability to respond to rapid technological developments and changes;
●	disruptions in or manipulations of our operating systems;
●	information security risks impacting us or our vendors, including “hacking” and “identity theft,” that could adversely affect our business and our reputation;
●	the loss or disruption of the services provided by one or more of our critical vendors;
●	our ability to achieve our targeted reductions in costs and expenses;
●
the impact of laws and regulatory requirements, including the Basel III capital rules, the Currency and Foreign Transactions Reporting Act of 1970 requirements, and regulations required by the Dodd-Frank Wall Street Reform and Consumer Protection Act;

●	changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board;
●	changes in accounting principles and standards; and
●	our success at managing the risks involved in the foregoing.

Additional factors that may affect our results are discussed in our Annual Report on Form 10-K under Item “1A, Risk Factors,” or may be contained in our Quarterly Reports on Form 10-Q under headings such as “Risk Factors,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Business,” or in our Current Reports on Form 8-K, among other places.
Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to, and explicitly disclaim any intention to, update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events except as required by law.
PROSPECTUS SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus and does not contain all of the information that we believe you should consider in making your investment decision. You should read carefully this entire prospectus, any accompanying prospectus supplement and the documents incorporated by reference in this prospectus and any accompanying prospectus supplement before making your investment decision.

CommunityOne Bancorp
Company Overview
     We are a bank holding company headquartered in Charlotte, North Carolina and incorporated in 1984 under the laws of the State of North Carolina. Through our ownership of CommunityOne Bank, N.A., a national banking association headquartered in Asheboro, North Carolina, we offer a complete line of consumer, wealth management, mortgage and business banking services, including loan, deposit, cash management, investment management and trust services, to individual and business customers through operations located throughout central, southern and western North Carolina. Our shareholders approved an amendment to our articles of incorporation to change our name from FNB United Corp. to CommunityOne Bancorp on June 20, 2013. This change, along with a change in our stock symbol from FNBN to COB, was implemented on July 1, 2013.
In addition to the Bank, we own FNB United Statutory Trust I, FNB United Statutory Trust II, and Catawba Valley Capital Trust II, which were formed to facilitate the issuance of trust preferred securities. The Company also owned Granite Mortgage, Inc., which ceased mortgage operations in 2009, filed for Chapter 11 bankruptcy on February 15, 2012 and completed the bankruptcy case on March 27, 2014.
The Bank holds the stock of C1 Trustee, Inc. (formerly known as First National Investor Services, Inc.), which holds deeds of trust for the Bank. The Bank also owned Dover Mortgage, which had previously engaged in the business of originating, underwriting and closing mortgage loans for sale in the secondary market. Dover ceased operations in the first quarter of 2011, filed for Chapter 11 bankruptcy on February 15, 2012 and completed the bankruptcy case on March 27, 2014.
On October 21, 2011, we acquired Bank of Granite Corporation ("Granite Corp.") and its subsidiary bank, Bank of Granite, through the merger of a wholly owned subsidiary of ours into Granite Corp. (the “Merger”). Bank of Granite was merged into the Bank and Granite Corp. was dissolved on June 8, 2013. The Merger was part of a recapitalization of the Company, which included, among other things, a private placement of $310 million in capital with investments from, among other investors, affiliates of each of The Carlyle Group, Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. (collectively, the “Anchor Investors”), and certain of our directors and officers. The recapitalization also involved the exchange of 51,500 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Preferred Shares”) held by the U.S. Treasury (“Treasury”) and all accrued and unpaid dividends thereon for a total of 1,085,554 shares of our common stock, and the amendment of a warrant issued to the Treasury to purchase 22,072 shares of our common stock at an exercise price of $16.00 per share. The Treasury sold all of its shares of our common stock held by it on May 23, 2014 in a secondary public offering. We did not repurchase the warrant concurrently with the sale of the common stock and the warrant remains outstanding.
On December 30, 2014, the Company consummated a private placement transaction pursuant to which it issued an aggregate of $25 million of the Company’s common stock to certain “accredited investors” within the meaning of the Securities Act, at a purchase price of $10.56 per share.
We earn revenue primarily from interest on loans and securities investments, gains on the sale of mortgage loans, and fees charged for financial services provided to our customers. Offsetting these revenues are the cost of deposits and other funding sources, provision for loan losses and write-downs in the value of our OREO, and other operating costs such as: salaries and employee benefits, occupancy, data processing expenses and tax expenses.

Our common stock is traded on Nasdaq under the ticker symbol “COB.” Our principal executive offices are located at 1017 E. Morehead Street, Suite 200, Charlotte, North Carolina 28204 and our telephone number is (336) 626-8300. Our internet address is http://www.community1.com. The information contained on our web site is not part of this prospectus.

The Securities Being Offered
The Selling Shareholders may offer all or a portion of our Common Shares from time to time, in amounts and on terms determined at the time of the offering. A prospectus supplement will describe the specific amounts, prices and detail terms of these offerings.
USE OF PROCEEDS
The proceeds from the sale of our Common Shares offered pursuant to this prospectus are solely for the accounts of the Selling Shareholders. Accordingly, we will not receive any of the proceeds from the sale of our Common Shares offered by this prospectus.
RISK FACTORS
An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. If any of these risks occur, the value our Common Shares may decline. You should carefully consider the risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and in any other filing we make with the SEC subsequent to the date of this prospectus, each of which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision.
PLAN OF DISTRIBUTION
We are registering for resale our Common Stock covered by this prospectus to permit the Selling Shareholders to conduct public secondary trading of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of our Common Stock offered by this prospectus. We will bear all fees and expenses incident to our obligation to register the shares of our Common Stock. If the shares of our Common Stock are sold through broker-dealers or agents, the Selling Shareholders will be responsible for any compensation to such broker-dealers or agents. The aggregate proceeds to the Selling Shareholders from the sale of our Common Stock will be the purchase price of our Common Stock less any discounts and commissions. The Selling Shareholders reserve the right to accept and, together with their agents, to reject, any proposed purchases of our Common Stock to be made directly or through agents.
Our Common Stock offered by this prospectus may be sold from time to time to purchasers:

—	directly by the Selling Shareholders and their successors, which include their donees, pledgees or transferees or their successors-in-interest, or
—
through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Shareholders or the purchasers of our Common Stock. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved, provided that in compliance with Financial Industry Regulatory Authority guidelines the maximum compensation to any underwriter, broker-dealer or agent in connection with any sale of our Common Stock by a Selling Shareholder pursuant to this prospectus will not exceed 8% of the total offering price of our Common Stock by the Selling Shareholder.

The Selling Shareholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of our Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). As a result, any profits on the sale of our Common Stock by such Selling Shareholders and any discounts, commissions or agent’s commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

Our Common Stock may be sold in one or more transactions at:

—	fixed prices;
—	prevailing market prices at the time of sale;
—	prices related to such prevailing market prices;
—	varying prices determined at the time of sale; or
—	negotiated prices.
The sales may be effected in one or more transactions:

—	on Nasdaq or any other national securities exchange or quotation on which our Common Stock may be listed or quoted at the time of the sale;
—	in the over-the-counter market;
—	in transactions other than on such exchanges or services or in the over-the-counter market;
—	through the writing of options, whether the options or such other derivative securities are listed on an options exchange or otherwise;
—	in a public auction;
—	through the settlement of short sales; or
—	through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
In connection with the sales of our Common Stock, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

—	engage in short sales of our Common Stock in the course of hedging their positions;
—	sell our Common Stock short and deliver our Common Stock to close out short positions;
—	loan or pledge our Common Stock to broker-dealers or other financial institutions that in turn may sell our Common Stock;
—
enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of our Common Stock, which the broker-dealer or other financial institution may resell under the prospectus; or

—	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.
To our knowledge, there are currently no plans, arrangements or understandings between any Selling Shareholders and any underwriter, broker-dealer or agent regarding the sale of our Common Stock by the Selling Shareholders.
There can be no assurance that the Selling Shareholders will sell any or all of our Common Shares under this prospectus. Further, we cannot assure you that the Selling Shareholders will not transfer or devise our Common Shares by other means not described in this prospectus. Our Common Shares covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus.
 The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the Selling Shareholders.  In addition, Regulation M may restrict the ability of any person engaged in the distribution of our Common Shares to engage in market-making activities with respect to our Common Shares being distributed. This may affect the marketability of our Common Shares and the ability of any person or entity to engage in market-making activities with respect to our Common Shares.
 We will make copies of this prospectus available to the Selling Shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, including Rule 153 under the Securities Act.
 We have agreed to indemnify the Selling Shareholders against certain liabilities, including certain liabilities under the Securities Act.  We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts, transfer taxes and selling commissions) in connection with the registration and sale of our Common Shares covered by this prospectus.

REGULATORY CONSIDERATIONS
We are registered as a bank holding company and are subject to regulation by, and the supervision of, the Federal Reserve under the Bank Holding Company Act of 1956, as amended. The Federal Reserve has supervisory and enforcement authority over the Company and any non-bank subsidiaries. Our bank subsidiary, CommunityOne Bank, N.A., is regulated and supervised by the Office of the Comptroller of the Currency (the “OCC”). The deposits of our Bank are insured up to applicable limits by the Federal Deposit Insurance Corporation’s Deposit Insurance Fund.
If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, the regulatory authority may require, after notice and hearing, that the bank cease and desist from such practice. Depending on the financial condition of the bank, the applicable regulatory authority might deem the bank to be engaged in an unsafe or unsound practice if the bank were to pay dividends. The Federal Reserve has issued policy statements that provide that insured banks and bank holding companies should generally only pay dividends out of current operating earnings.
Depository institutions, such as the Bank, also are affected by various federal and state laws, including those relating to consumer protection and similar matters. For a discussion of the material elements of the regulatory framework applicable to us as a bank holding company and to our subsidiaries, please refer to Item 1“Business,” in our Annual Report on Form 10-K for the year ended December 31, 2014, and to the subsequent reports we have filed with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the Deposit Insurance Fund and is not for the protection of security holders.
The Company is a legal entity separate and distinct from its banking and other subsidiaries and has in the past relied on dividends from the Bank as its primary source of liquidity. As a national bank, the Bank is subject to restrictions on the amount of dividends it may pay to the Company. Unless a national bank receives prior approval from the OCC, the bank may not declare a dividend if the total amount of all dividends (common and preferred), including the proposed dividend, declared by the bank in any current year exceeds the total of the bank’s net income for the current year to date, combined with its retained net income for the preceding two years, less the sum of any transfers required by the OCC and any transfers required to be made to a fund for the retirement of any preferred stock. In addition, a national bank may not pay a dividend if the bank would be undercapitalized after the dividend payment is made. The Bank is also currently restricted from paying dividends if it is not in compliance with its OCC-approved business plan.
The Company elected in April 2010 to defer further interest payments on each of the series of junior subordinated debt securities relating to the trust preferred securities of FNB United Statutory Trust I, FNB United Statutory Trust II, and Catawba Valley Capital Trust II. These interest payments were brought current as part of the recapitalization of the Company, but were again deferred until February 5, 2015 when we paid all deferred and current interest due through the quarterly payments due March 2015. We intend to keep such interest payments current going forward, but continue to have the right under each indenture for the junior subordinated debt securities to defer interest payments for up to 20 consecutive calendar quarters in the event we need a measure of financial flexibility during times of financial stress due to market conditions. If we elect to again exercise our contractual right to defer interest payments on our junior subordinated debt securities, we would also be unable to pay dividends on our common stock until such time as we are current on interest payments on the junior subordinated debt securities.

SELLING SHAREHOLDERS
This prospectus relates to the possible resale by one or more of the Selling Shareholders of up to an aggregate of 12,388,411 shares of our Common Stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. 2,367,425 shares of our Common Stock covered by this prospectus were issued as part of a private placement (the “Private Placement”) of our common stock to certain of the Selling Shareholders, each of which were “accredited investors” within the meaning of the Securities Act in accordance with subscription agreements, each dated as of December 29, 2014 (the “2014 Subscription Agreements”), entered into between us and each such investor. The remaining 10,020,986 shares of our Common Stock covered by this prospectus were issued, pursuant to investment agreements (the “Investment Agreements”), to certain of the Selling Shareholders, including our Anchor Investors, and pursuant to subscription agreements (the “2011 Subscription Agreements”) to certain of our officers and directors who were “accredited investors” as part of the recapitalization of the Company on October 21, 2011. We are registering the resale of our Common Stock as required by the 2014 Subscription Agreements, the 2011 Subscription Agreements and the Investment Agreements we entered into with the Selling Shareholders.
The table below sets forth information concerning the resale of our Common Stock by the Selling Shareholders.  We will not receive any proceeds from the sale of our Common Shares by the Selling Shareholders.  The aggregate proceeds to the Selling Shareholders from the sale of our Common Shares will be the purchase price of our Common Shares less discounts and commissions, if any.
When we refer to “Selling Shareholders” in this prospectus, including in the “Plan of Distribution” section of this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Shareholders’ interests in shares of our Common Stock other than through a public sale.
Except as discussed below, the Selling Shareholders have not held any position or office or had any other material relationship with the Company or any of our predecessors or affiliates within the past three years.

Because the Selling Shareholders may sell all, some or none of our Common Shares pursuant to this prospectus, no estimate can be given as to the amount of our Common Shares that will be held by the Selling Shareholders upon termination of any offering made pursuant to this registration statement.  For purposes of the table below, we have assumed that the Selling Shareholders will sell all of our Common Shares.  To our knowledge, the Selling Shareholders have sole voting and investment power with respect to our Common Shares.

The percentages below are calculated based on 24,238,515 Common Shares issued and outstanding as of March 27, 2015, and as set forth in footnote 2 below.

	Beneficial Ownership Prior to the Offering			Beneficial Ownership After the Offering
Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned(1)	Percent(2)	Common Shares Being Offered	Number of Common Shares Beneficially Owned	Percent(2)
Austin A. Adams (3) 130 Sharon Township Lane, Suite 520 Charlotte, NC 28211	10,537	*	9,375	1,162	*
Carlyle Financial Services Harbor, L.P. (4) c/o The Carlyle Group 1001 Pennsylvania Avenue, N.W., Suite 220S Washington D.C. 20004	5,772,376	23.81%	5,772,376	—	—
CCF FNBN, LLC (5) Booth & Co./FBO CCF-FNBN, LLC 1430 Wynkoop Street, Suite 200 Denver, CO 80202	553,449	2.28%	53,449	500,000	2.06%
Cohesive Capital Partners, L.P. (6) 650 Fifth Avenue, 31st Floor New York, NY 10019	820,483	3.39%	142,045	678,438	2.80%

Mark W. Erwin 501 E. Morehead Street, Suite 3 Charlotte, NC 28202	4,401	*	751	3,650	*
Fisher Lynch Co-Investment Partnership II, L.P. (7) 2929 Campus Drive, Suite 420 San Mateo, CA 94403	1,194,930	4.93%	143,367	1,051,563	4.34%
David C. Lavoie (8) 17635 Meadow Bottom Road Charlotte, NC28277	6,250	*	6,250	—	—
Jerry R. Licari (9) 215 Pine Street Suite 2416 Charlotte, NC 28203	29,927	*	9,375	20,552	*
J. Chandler Martin (10) CommunityOne Bank, N.A. 1017 E. Morehead Street, Suite 200 Charlotte, NC 28204	27,928	*	9,375	18,553	*
Angus M. McBryde, III (11) CommunityOne Bancorp 1017 E. Morehead Street, Suite 200 Charlotte, NC 28204	46,143	*	9,376	36,767	*
McKenney Investments, LLC (12) 831 S. Main Street Lowell, NC 28098	9,375	*	9,375	—	—
Gregory P. Murphy (13) CommunityOne Bancorp 1017 E. Morehead Street, Suite 200 Charlotte, NC 28204	53,731	*	18,750	34,981	*
R. Reynolds Neely, Jr. (14) 703 Sunset Avenue Asheboro, NC 27203	843	*	94	749	*
Newbury Equity Partners II, L.P. (15) c/o Newbury Partners LLC 100 First Stamford Place, 2nd Floor Stamford, CT 06902	731,250	3.02%	200,000	531,250	2.19%
David L. Nielsen (16) CommunityOne Bancorp 1017 E. Morehead Street, Suite 200 Charlotte, NC 28204	66,380	*	23,438	42,942	*
Oak Hill Capital Partners III, L.P. (17) c/o Oak Hill Capital Management, LLC 65 East 55th Street, 32nd Floor New York, NY 11022	5,589,136	23.06%	5,589,136	—	—
Oak Hill Capital Management Partners III, L.P. (17) c/o Oak Hill Capital Management, LLC 65 East 55th Street, 32nd Floor New York, NY 11022	183,561	*	183,561	—	—
Pantheon Global Co-Investment Opportunities Fund, LP (18) 600 Montgomery Street, 23rd Floor San Francisco, CA 94111	1,194,930	4.93%	143,367	1,051,563	4.34%

Robert L. Reid (19) CommunityOne Bancorp 1017 E. Morehead Street, Suite 200 Charlotte, NC 28204	61,314	*	24,172	37,142	*
Louis A. Schmitt, Jr. (20) 2122 Roswell Avenue Charlotte, NC 28207	17,368	*	9,375	7,993	*
Brian E. Simpson (21) 4432 Fox Brook Lane Charlotte, NC 28211	38,169	*	24,173	13,996	*
Boyd C. Wilson, Jr. (23) 800 Golfview Park Lenoir, NC 28645	9,526	*	7,231	2,295	*
* Less than 1 percent

(1)
In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any Common Shares over which such person has voting or investment power, and any Common Shares that such person has the right to acquire beneficial ownership of within sixty (60) days of March 27, 2015.

(2)
In computing the percentage of shares beneficially owned by each person named above, any shares which the person has a right to acquire within sixty (60) days after March 27, 2015 are deemed outstanding for the purpose of computing the percentage of our Common Stock beneficially owned by that person.

(3)	Austin A. Adams previously served as a director on the Board of Directors of the Company and the Bank from October 21, 2011 to June 25, 2014.

(4)
Based on information reported on Amendment No. 2 to the Schedule 13D filed with the SEC on December 30, 2014. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on Nasdaq. The Carlyle Group L.P. is the managing member of Carlyle Holdings II GP, L.L.C., which is the general partner of Carlyle Holdings II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the sole shareholder of Carlyle Financial Services, Ltd., which is the general partner of TCG Financial Services, L.P., which is the general partner of Carlyle Financial Services Harbor, L.P. The shares of our Common Stock are held directly by Carlyle Financial Services Harbor, L.P. William E. Conway., Jr., Daniel A. D’Aniello, David M. Rubenstein and Glenn Youngkin are the directors of Carlyle Financial Services, Ltd. and, in such capacity, may be deemed to share beneficial ownership of the shares of our Common Stock beneficially owned by Carlyle Financial Services, Ltd. These individuals disclaim any such beneficial ownership. Carlyle Financial Services Harbor L.P. has indicated that it may be deemed to be an affiliate of a broker-dealer. Carlyle Financial Services Harbor L.P. has represented that it acquired its shares in the ordinary course of business and, at the time of the acquisition of the shares, had no agreements or understanding, directly or indirectly, with any person to distribute the shares.

(5)
John P. Fitzgerald, as managing member of Seneca Equity Partners, LLC, the general partner of Cheyenne Capital Fund, L.P., the investment manager of CCF-FNBN, LLC makes investment and voting decisions with respect to the shares held by CCF-FNBN, LLC. John P. Fitzgerald disclaims beneficial ownership of the shares by CCF-FNBN, LLC, except to the extent of any pecuniary interest in the shares.

(6)
John R. Barber, as (1) managing member of Cohesive GP, LLC, the general partner of Cohesive Capital (GP), L.P., the general partner of Cohesive Capital Partners, L.P. and as (2) managing member of Cohesive Capital Management (GP), LLC, the general partner of Cohesive Capital Management, L.P., the investment manager of Cohesive Capital Partners, L.P., makes investment and voting decisions with respect to shares held by Cohesive Capital Partners, L.P. John R. Barber disclaims beneficial ownership of the shares held by Cohesive Capital Partners, L.P., except to the extent of any pecuniary interest in the shares.

(7)
Fisher Lynch Co-Investment GP II, L.P. is the general partner of Fisher Lynch Co-Investment Partnership II, L.P. Marshall Bartlett, Brett Fisher, Leon Kuan, Anthony Limberis, Linda Lynch and Marcus Wood are members of the Investment Committee of the ultimate parent entity of Fisher Lynch Co-Investment GP II, L.P. and may be deemed to share voting and dispositive power over the shares held by Fisher Lynch Co-Investment Partnership II, L.P. Marshall Bartlett, Brett Fisher, Leon Kuan, Anthony Limberis, Linda Lynch and Marcus Wood disclaim beneficial ownership of shares held by Fisher Lynch Co-Investment Partnership II, L.P. except to the extent of their respective pecuniary interests therein. Fisher Lynch Co-Investment GP II, L.P. has indicated that it is an affiliate of a broker-dealer. Fisher Lynch Co-Investment GP II, L.P. has represented that it acquired its shares in the ordinary course of business and, at the time of the acquisition of the shares, had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(8)	David C. Lavoie served as Executive Vice President Chief Risk Officer of the Company and the Bank from December 2010 to December 2012.

(9)	Jerry R. Licari is currently serving as a director on the Board of Directors of the Company and the Bank.

(10)	J. Chandler Martin is currently serving as a director and the Chair of the Board of Directors of the Company and the Bank.

(11)	Includes 4,688 shares held in an IRA. Angus M. McBryde, III has served as the Executive Vice President and Treasurer of the Company and the Bank since October 2011.

(12)
H. Ray McKenney, Jr. is the sole managing member of McKenney Investments, LLC. Mr. McKenney is currently serving as a director on the Board of Directors of the Company and the Bank. In addition to the shares of Common Stock referred to herein owned by McKenney Investments, LLC, Mr. McKenney directly owns 3,572 shares of Common Stock including 20 shares held in an IRA.

(13)	Gregory P. Murphy has served as the Executive Vice President and Chief Workout Officer of the Company and the Bank since October 2011.

(14)	R. Reynolds Neely, Jr. served as a director of the Board of Directors of the Company and the Bank from 1980 to June 20, 2013.

(15)
Newbury Associates LLC, as Managing Member of Newbury Equity Partners II GP LLC, the General Partner of Newbury Equity Partners II GP L.P., the General Partner of Newbury Equity Partners II L.P., makes investment and voting decisions with respect to shares held by Newbury Equity Partners II L.P. by way of an Investment Committee comprised of Richard Lichter, Gerald Esposito, Chris Jaroch, Warren Symon and David Shyu. Newbury Associates LLC disclaims beneficial ownership of the shares held by Newbury Equity Partners II L.P., except to the extent of any pecuniary interest in the shares.

(16)	Includes 29,500 shares held in an IRA. David L. Nielsen has served as the Executive Vice President and Chief Financial Officer of the Company and the Bank since October 2011.

(17)
Based on information reported on Amendment No. 1 to the Schedule 13D filed with the SEC on December 30, 2014, the general partner of Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. (together the “Oak Hill Funds”) is OHCP GenPar III, L.P., a Cayman Islands limited partnership.  The general partner of OHCP GenPar III, L.P. is OHCP MGP Partners III, L.P., a Cayman Islands limited partnership.  The general partner of OHCP MGP Partners III, L.P. is OHCP MGP III, Ltd., a Cayman Islands company.  J. Taylor Crandall, Steven Gruber and Denis Nayden are the directors of OHCP MGP III, Ltd.  J. Taylor Crandall, Steven Gruber, Denis Nayden, Tyler Wolfram, Kevin Levy, Shawn Hessing and John Monsky are the officers of OHCP MGP III, Ltd. Each of Messrs. Crandall, Gruber, Nayden, Wolfram, Levy, Hessing and Monsky expressly disclaims beneficial ownership of the shares of our Common Stock referred to herein. The beneficial ownership reported by the Oak Hill Funds in the table above does not include beneficial ownership of shares of Common Stock held by Oak Hill Capital Management, LLC (“OHCM”). OHCM holds 3,019 shares of Common Stock issued to OHCM in connection with compensation awarded to employees of OHCM or its affiliates who serve as members of our board of directors, and includes 1,583 shares of unvested restricted stock, of which 815 shares vest based on stock performance and 768 shares vest on various dates, in each case in equal annual installments over three years from the dates of respective grants. Each of the Oak Hill Funds disclaims beneficial ownership of the shares of Common Stock which are held by OHCM.

(18)
Susan Long McAndrews, Kevin Albert, Dennis McCrary, Rudy Scarpa, and Robert Amis are directors of Pantheon Global Co-Investment Opportunities GP Limited, the general partner of Pantheon Global Co-Investment Opportunities Fund, L.P. and make the investment and voting decisions with respect to shares held by of Pantheon Global Co-Investment Opportunities Fund, L.P.

(19)
Includes 21,172 shares held in an IRA. Robert L. Reid has served as the Company’s President since October 2011 and as the Chief Executive Officer since October 1, 2014. Mr. Reid is also currently serving as a director on the Board of Directors of the Company and the Bank.

(20)	Louis A. Schmitt, Jr. previously served as a director on the Board of Directors of the Company and the Bank until his retirement on December 31, 2013.

(21)
Includes 10,938 shares held in an IRA. Brian E. Simpson served as the Company’s Chief Executive Officer from October 2011 to September 30, 2014. Mr. Simpson also previously served as a director on the Board of Directors of the Company and the Bank until September 30, 2014.

(22)	Boyd C. Wilson, Jr. is currently serving as a director on the Board of Directors of the Company and the Bank.
Information about the Selling Shareholders may change over time and changed information will be set forth in supplements to this prospectus or in reports incorporated by reference into this prospectus if and when required.

DESCRIPTION OF THE COMMON STOCK
In this section, references to “the Company,” “we,” “our,” and “us” refer only to CommunityOne Bancorp and not its consolidated subsidiaries.

General
Our authorized capital stock currently consists of 2,500,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of March 27, 2015, there were 24,185,655 shares of common stock outstanding and no shares of preferred stock outstanding.
Our board of directors also designated and reserved for issuance 51,500 shares of Series A Fixed Rate Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”). As of March 27, 2015, no shares of Company Series A Preferred Stock were outstanding.
Our board of directors has also designated and reserved for issuance pursuant to the exercise of rights under a Tax Benefits Preservation Plan, 250,000 shares of its Junior Participating Preferred Stock, Series B (“Company Series B Preferred Stock”). As of March 27, 2015, no shares of Company Series B Preferred Stock were outstanding and the Tax Benefits Preservation Plan was terminated on November 10, 2014.
Treasury holds amended TARP warrant, which is a ten-year warrant and entitles Treasury to purchase up to 22,072 shares of our common stock at a price of $16.00 per share. It is subject to certain anti-dilution and other adjustments. In addition, as of March 27, 2015, an aggregate of 303,146 shares of our common stock were reserved for issuance upon conversion or exercise of outstanding stock options and awards.
Because we are a holding company, the rights of the Company to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of our shareholders to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that the Company itself may be a creditor of that subsidiary with recognized claims. Claims on the Company’s subsidiaries by creditors other than the Company will include substantial obligations with respect to deposit liabilities and purchased funds.
The holders of our common stock are entitled to share ratably in dividends when and if declared by the board of directors from funds legally available for the dividends. In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of our common stock will be entitled to share ratably in any of our assets or funds that are available for distribution to our shareholders after the satisfaction of our liabilities (or after adequate provision is made therefor) and after preferences of any outstanding the Company preferred stock. Our common stock is neither redeemable nor convertible into another security of the Company.
Each holder of our common stock has one vote for each share held on matters presented for consideration by the shareholders. Holders of common stock do not have cumulative voting rights. All of the members of our board of directors are elected for one year terms annually at the Annual Meeting of Shareholders and until their respective successors are elected and qualified.
Generally, the holders of our common stock have no preemptive rights to acquire any additional shares of our common stock, except with respect to the shares issued to certain investors as described below. Our common stock is listed on Nasdaq, which requires shareholder approval of the issuance of additional shares of common stock under certain circumstances.
Our articles of incorporation and bylaws contain certain anti-takeover provisions that may discourage or may make more difficult or expensive a tender offer, change in control or takeover attempt that is opposed by our board of directors. In particular, our articles of incorporation and bylaws:

•	permit our board of directors to issue, without shareholder approval unless otherwise required by law, voting preferred stock with such terms as our board of directors may determine; and

•
require the affirmative vote of the holders of at least 75% of our voting shares to approve major corporate transactions unless the transaction is approved by three-fourths of our “disinterested” directors.

Common Stock Issued in the Recapitalization
Pursuant to the Investment Agreements with affiliates of each of the Anchor Investors, and the 2011 Subscription Agreements various other investors in the recapitalization of the Company completed on October 21, 2011, the Anchor Investors and the other investors (except for those certain directors and officers who purchased shares in the recapitalization of the Company) are entitled to certain rights and are subject to certain obligations with respect to our common stock they hold to which our other shareholders are not entitled or subject.
For so long after the closing date of the recapitalization of the Company as an Anchor Investor owns, together with its affiliates, at least 5% of the outstanding shares of our common stock, the Investment Agreements require us to:

•
nominate and recommend to our shareholders the election of such Anchor Investor’s designated director to the Company board of directors at our annual meetings of shareholders and use reasonable best efforts to have such designees elected as directors by our shareholders;

•	elect or appoint the directors designated by the Anchor Investor to serve on the board of directors of CommunityOne Bank;

•	appoint the directors designated by the Anchor Investor to certain committees of each of the Company and CommunityOne Bank boards of directors, as identified by the Anchor Investor; and

•	invite a designee of the Anchor Investor to attend meetings of the Company and CommunityOne Bank boards of directors in a nonvoting, observer capacity.

Until the date that an Anchor Investor no longer owns, together with its affiliates, either all shares purchased by the Anchor Investor under the applicable Investment Agreement or at least 1.5% of the outstanding shares of our common stock, the Investment Agreements require us to provide the Anchor Investor with preemptive rights with respect to public or private offerings of our equity securities, or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component, to enable the Anchor Investor to maintain its percentage interest of our common stock beneficially owned, with certain specified exceptions generally applicable to issuances of equity securities not related to a capital raising event.
The Investment Agreements require us to prepare and file with the SEC as soon as practicable (but not later than 15 days) after the transfer restrictions discussed below expire a shelf registration statement covering the resale of all of the shares of our common stock purchased under the Investment Agreements (and equity securities issued with respect to such shares). The Investment Agreements also provide the Anchor Investors with demand registration rights applicable at any time the shelf registration statement discussed above is not existing and effective. In addition, the Investment Agreements provide the Anchor Investors with “piggyback” registration rights, or the right to include their shares of Company common stock in a registration statement that we propose to file to register its securities, whether or not for its own account.
The Investment Agreements generally restrict each Anchor Investor from selling or otherwise transferring or disposing of the shares purchased under the Investment Agreements until the earliest to occur of the following:

•	the nine-month anniversary of the closing date, or July 21, 2012;

•	the date on which the Anchor Investor and its affiliates own less than 5% of the outstanding shares of our common stock;

•	the commencement of a bona fide tender offer or exchange offer that, if completed, would result in a change of control of the Company;

•	the public announcement by the Company that we are “for sale” in a transaction that would result in a change of control; and

•	the execution by the Company of a definitive agreement which, if consummated, would result in a change of control of the Company.
The 2011 Subscription Agreements executed by various other investors (other than the directors and officers) include the same preemptive rights granted to the Anchor Investors, but the other investors do not have demand registration rights, governance rights or the transfer restrictions described above. The other investors who purchased shares of our common stock in the recapitalization of the Company and who are directors and officers also do not have preemptive rights, governance rights or registration rights. However, because the common stock issued to all of the other investors are restricted securities, they can be sold only pursuant to an effective registration statement or an exemption therefrom. A resale registration statement covering the shares issued to the other investors other than those who are directors and officers was declared effective by the SEC on January 27, 2012.

Common Stock issued in the Private Placement

Pursuant to the 2014 Subscription Agreements entered into with each of the Anchor Investors and certain of various other investors in the Private Placement of the Company completed on December 30, 2014, the Anchor Investors and the other investors do not have any preemptive rights, governance rights or demand registration rights. However, the 2014 Subscription Agreements require us to prepare and file with the SEC as soon as practicable (but not later than 90 days) after the closing date of the Private Placement, a shelf registration statement covering the resale of all of the shares of our common stock purchased under the Subscription Agreements, and to the extent the shelf registration is not declared effective or is not automatically effective upon such fling, we are required to reasonable best efforts to cause the shelf registration statement to be declared effective as soon as practicable and to keep the shelf registration statement continuously effective and usable for resale. The registration statement for which this prospectus forms a part is intended to meet that requirement. We are required to pay all registration expenses incurred in connection with this registration.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc., 1717 Arch Street, Suite 1300, Philadelphia, PA 19103.
VALIDITY OF THE SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, the validity of our Common Shares offered pursuant to this prospectus will be passed upon for us by Katherine Trotter, Esq. Senior Vice President and Counsel for the Company. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS

  Our consolidated financial statements as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, have been incorporated by reference in this prospectus in reliance upon the report of Dixon Hughes Goodman LLP, registered independent public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

,  2015

Common Stock

________________________

PROSPECTUS

________________________

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the Company have not changed since the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee	$14,222.59
FINRA Filing Fee	—
Printing Expenses	*
Accounting Fees and Expenses	*
Legal Fees and Expenses	*
Miscellaneous Expenses	*
Total	$14,222.59
 *These fees depend upon the securities offered and the number of issuances and cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers
     The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that any person who at any time serves or has served as a director or officer of the Company (including all subsidiaries, constituent corporations absorbed into the Company or subsidiaries by merger), or who, while serving as a director or officer of the Company, is or was servicing, at the Company, in another corporation, partnership, joint venture, trust or other enterprise, or any director, officer or employee of the Company who is or was serving as a trustee or administrator under the Company’s employee pension and welfare benefit plan (the “ERISA fiduciary”), shall have a right to be indemnified by the Company to the fullest extent permitted by law against liability and litigation expenses, including reasonable attorney’s fees, arising out of such status or activities in such capacity, provided that the Company will not indemnify a director or officer against liability or litigation expense incurred in connection with activities undertaken that if at the time taken were known or reasonably should have been known to him to be clearly in conflict with the best interests of the Company, and the Company will not indemnify an ERISA fiduciary against liability or litigation expense incurred in connection with activities undertaken that if at the time taken were known or reasonably should have been known to him to be clearly in conflict with the best interests of the Company’s employee benefit plan. The Company will also indemnify the director, officer or ERISA fiduciary for reasonable costs, expenses and attorneys’ fees in connection with the enforcement of indemnification rights.
Indemnification under the Company’s Bylaws shall only be paid after a determination that the director, officer or ERISA fiduciary did not act in a manner, at the time the activities were taken, that was known or reasonably should have been known by him to be clearly in conflict with the best interests of the Company, or the employee benefit plan to which the activities relate, as the case may be. Such determination shall be made (a) by the affirmative vote of a majority (but not less than two) of directors who are or were not parties to such action, suit or proceeding or against whom any such claim is asserted (“disinterested directors”) even though less than a quorum, or (b) if a majority (but not less than two) of disinterested directors so direct, by independent legal counsel in a written opinion, or (c) by the vote of a majority of all of the voting shares other than those owned or controlled by directors, officers or ERISA fiduciaries who were parties to such action, suit or proceeding or against whom such claim is asserted, or by a unanimous vote of all of the voting shares, or (d) by a court of competent jurisdiction.
Expenses incurred by a director, officer or ERISA fiduciary in defending a civil or criminal claim, action, suit or proceeding may, upon approval of a majority (but not less than two) of the disinterested directors, even though less than a quorum, or, if there are less than two disinterested directors, upon unanimous approval of the board of directors, be paid by the Company in advance of the final disposition of such claim, action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or ERISA fiduciary to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified against such expenses by the Company.
Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporations Act (the “NCBCA”) contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) the director conducted himself in good faith, (ii) the director reasonably believed (x) that the director’s conduct in the director’s official capacity with the corporation was in its best interests and (y) in all other cases the director’s conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, the director had no reasonable cause to believe the director’s conduct was unlawful. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. The above standard of conduct is determined by the board of directors, a committee of the board of directors, special legal counsel or the shareholders as prescribed in Section 55-8-55.

Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which the director or officer was a party against reasonable expenses incurred by such director or officer when the director or officer is wholly successful in the director’s or officer’s defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the director or officer is adjudged fairly and reasonably so entitled under Section 55-8-54. Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent, consistent with public policy, as a director or as otherwise set forth in the corporation’s articles of incorporation or bylaws or by resolution of the board of directors or contract.
In addition, Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals. The Company has purchased a directors’ and officers’ liability insurance policy which, subject to certain limitations, insures the Company’s directors and officers against damages they might become legally obligated to pay as a result of any negligent act, error or omission committed by directors of officers while acting in their capacity as such.
The foregoing is only a general summary of certain aspects of the Company’s Bylaws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the full text of the Bylaws, which are incorporated by reference to this Registration Statement.

Item 16.  Exhibits

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)                                  List of Exhibits

See the Exhibit Index filed as part of this registration statement.

(b)                                 Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.  Undertakings

Undertakings

(a)                                  the undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section15 (d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     If the registrant is relying on Rule 430B:

(A)                              Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                                Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)                                  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)                                  That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by directors, officers or controlling persons of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)                                 The undersigned registrant hereby undertakes that:

(1)                                  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)                                  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
 Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Charlotte, North Carolina, on this 30th day of March 2015.

COMMUNITYONE BANCORP
(Registrant)

/s/ David L. Nielsen
David L. Nielsen
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2015
Robert L. Reid
/s/ David L. Nielsen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 30, 2015
David L. Nielsen
*	Director	March 30, 2015
Scott B. Kauffman
*	Director	March 30, 2015
Jerry R. Licari
*	Director	March 30, 2015
J. Chandler Martin
*	Director	March 30, 2015
T. Gray McCaskill
*	Director	March 30, 2015
H. Ray McKenney, Jr.
*	Director	March 30, 2015
John C. Redett
*	Director	March 30, 2015
Boyd C. Wilson, Jr.

* David L. Nielsen, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Amendment No. 1 to the Registration Statement on behalf of the above indicated officers and directors of CommunityOne Bancorp pursuant to a power of attorney executed by such persons and previously filed with the Securities and Exchange Commission.

/s/ David L. Nielsen	March 30, 2015
David L. Nielsen Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Document
4.01	Specimen of Registrant’s Common Stock Certificate, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q filed August 5, 2013.
5.01	Opinion of Katherine Trotter, Senior Vice President and Counsel for the Registrant (previously filed).
23.01	Consent of Dixon Hughes Goodman LLP, an Independent Registered Public Accounting Firm (filed herewith).
23.02	Consent of Katherine Trotter (previously filed).
24.01	Power of Attorney (previously filed).